UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 26, 2007

Fremont General Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-08007	95-2815260
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2425 Olympic Boulevard, 3rd Floor, Santa Monica, California		90404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 315-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

Fremont General Corporation (the "Company") is providing notice to each director and executive officer of the Company pursuant to Regulation BTR that a blackout period (as defined in Regulation BTR) will commence on May 1, 2007 with respect to direct or indirect purchases, sales or other acquisitions or transfers of any of the shares of the common stock of the Company or other equity securities of the Company by such directors and executive officers, subject to certain exceptions provided in Regulation BTR.

The blackout period is a result of the temporary suspension, as of May 1, 2007, of the ability of participants in the Fremont General Corporation and Affiliated Companies Investment Incentive Plan (the "Plan") to invest in the common stock of the Company. Such suspension is caused by the fact that the Company’s Registration Statement on Form S-8 under the Securities Act of 1933 with respect to the offering of shares of the Company’s common stock under the Plan will not be available as a result of the Company’s failure to file its Annual Report on Form 10-K for the year ended December 31, 2006.

The blackout period will continue until such Registration Statement on Form S-8 is again available and the Company has filed all its required reports under the Securities Exchange Act of 1934. The ending date of the blackout period is not currently known. Directors, executive officers, security holders and other interested parties may contact Marilyn Hauge, Vice President and Assistant Secretary, at 310/315-7097 or by mail at Fremont General Corporation, 2425 Olympic Boulevard, 3rd Floor, Santa Monica, California 90404, to obtain, without charge, the actual ending date of the blackout period once it is determined by the Company.

Inquiries concerning the blackout period may be directed to Marilyn Hauge, Vice President and Assistant Secretary, at 310/315-7097 or by mail at Fremont General Corporation, 2425 Olympic Boulevard, 3rd Floor, Santa Monica, California 90404.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Forward-Looking Statements

This report may contain “forward-looking statements” which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and the Company’s currently reported results are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. These statements and the Company’s reported results are not guarantees of future performance and there can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially and adversely from the Company’s projected or reported results as a result of significant risks, uncertainties and assumptions that are difficult to predict, including:

• the impact of the Company’s withdrawal from the sub-prime residential real estate mortgage lending business;
• the probability of the completion of the proposed agreement to sell substantially all of the Company’s sub-prime residential real estate business and loans;
• changes in the interest rate and competitive environments;
• changes in general and specific economic conditions and trends;
• changes in asset and loan valuations and the costs of originating loans;
• changes in the volumes of loans originated, loans sold, the pricing of existing and future loans, and the values realized upon the sale of such loans;
• access to the necessary capital and deposit resources to fund loan originations and the condition of the whole loan sale and securitization markets;
• the impact of home price valuations and other changes in the commercial and residential real estate markets;
• the effect of litigation, state and federal legislation and regulations, and development of, and the variability in determining, the allowance for loan losses;
• the impact of the Cease and Desist Order issued by the Federal Deposit Insurance Corporation on the Company’s ability to conduct its business;
• the impact of changes in federal and state tax laws and interpretations, including tax rate changes;
• the ability to maintain an effective system of internal and financial disclosure controls, and to identify and remediate any control deficiencies, under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and
• other events and factors beyond our control.

For a more detailed discussion of risks and uncertainties, see the Company’s other public filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fremont General Corporation

April 26, 2007	By:	/s/ Louis J. Rampino

Name: Louis J. Rampino
Title: President and Chief Executive Officer